EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
RULE 13a-14(b) OR 15d-14(b) AND
18 U.S.C. SECTON 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of ABM Industries Incorporated (the “Company”) for the year ended October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Henrik C. Slipsager, Chief Executive Officer of the Company, and George B. Sundby, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 21, 2007	/s/ Henrik C. Slipsager

Henrik C. Slipsager
Chief Executive Officer
(Principal Executive Officer)

December 21, 2007	/s/ George B. Sundby

George B. Sundby
Chief Financial Officer
(Principal Financial Officer)